================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SAFEGUARD HEALTH ENTERPRISES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                       SAFEGUARD HEALTH ENTERPRISES, INC.


              505 NORTH EUCLID STREET, ANAHEIM, CALIFORNIA  92801



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, MAY 22, 1997


     Notice is hereby given that the Annual Meeting of Stockholders of SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Company") will be held at the executive offices of the Company, located at 505 North Euclid Street, Fourth Floor, Anaheim, California 92801 on Thursday, May 22, 1997, at 4:00 o'clock p.m., Pacific Daylight Time, for the following purposes:


     1. To elect two Class I directors to serve for a three-year term expiring in 2000 and until their respective successors are duly qualified and elected;

     2. To approve an amendment to the Company's Stock Option Plan to provide for a 500,000 share increase in the number of shares of Common Stock issuable thereunder, and the extension of the term of such plan through December 31, 2006; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.


     In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on Friday, March 28, 1997, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     Representation of at least a majority of all outstanding shares of the Company's Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR SHARES ARE VOTED. No proxy will be used if the stockholder is personally present at the Annual Meeting and expresses a desire to vote such shares in person.


                              BY ORDER OF THE BOARD OF DIRECTORS,

                              RONALD I. BRENDZEL
                              Secretary



April 18, 1997
Anaheim, California

                      SAFEGUARD HEALTH ENTERPRISES, INC.

              505 NORTH EUCLID STREET, ANAHEIM, CALIFORNIA  92801

                                PROXY STATEMENT

                         ANNUAL MEETING:  MAY 22, 1997

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the executive offices of SafeGuard Health Enterprises, Inc., 505 North Euclid Street, Fourth Floor, Anaheim, California 92801 on Thursday, May 22, 1997, at 4:00 o'clock p.m., Pacific Daylight Time, and any adjournments or postponements thereof. This Proxy Statement, Notice of Annual Meeting of Stockholders and enclosed proxy card are being mailed to stockholders on or about April 18, 1997.

                       COSTS OF SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of stock and such persons may be reimbursed for their expenses. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone or telegraph. No additional compensation will be paid to these individuals for such services. Except as described above, the Company does not intend to solicit proxies other than by mail. This Proxy is being solicited on behalf of the Board of Directors. The Company may also reimburse nominee holders and their agents for any direct costs that they may incur in obtaining from their stockholders authorizations to execute proxies.

       OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

     The close of business on Friday, March 28, 1997, was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 4,716,832 shares of the Company's common stock, $.01 par value (the "common stock"), issued and outstanding, not including those shares held as treasury stock. All of the shares of the Company's common stock outstanding on the record date, are entitled to vote at the Annual Meeting. Under the General Corporation Law of the State of Delaware, each share is entitled to one (1) vote which means the affirmative vote of a simple majority of the voting shares shall be sufficient to elect directors pursuant to Proposal No. 1, and approve Proposal No. 2, concerning the amendment to the Company's Stock Option Plan. The holders of a majority of the shares of the Company's common stock outstanding on the record date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the stockholder is personally present at the Annual Meeting and expresses a desire to vote such shares in person.

     The purpose of the Annual Meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting of Stockholders. Shares of the Company's common stock represented by proxies in the accompanying form which are properly executed and returned will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR all proposals herein. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than is set forth herein. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting thereunder. The enclosed proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting.

PROPOSAL NO. 1   -   ELECTION OF DIRECTORS

Board of Directors and Nominees.

     The nominees for the Board of Directors are William E. McKenna, Class I, a current Director, and John E. Cox, Class I a current officer and Director. At the Company's meeting of the Board of Directors held in March 1997, the number of members of the Board of Directors was increased from six (6) to seven (7), and Mr. Cox was selected to fill the newly created Class I directorship. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for Messrs. McKenna and Cox. As of the date of this Proxy Statement, management has no reason to believe that any nominee will be unavailable to serve.

     The following information sets forth biographical information, as of March 28, 1997, for the nominees for director and of other directors who will continue in office after the Annual Meeting:


                                                                                             DIRECTOR   CLASS AND YEAR
          NAME                   AGE                 PRINCIPAL OCCUPATION                      SINCE     TERM EXPIRES
          ----                   ---                 --------------------                    --------   --------------
Steven J. Baileys, D.D.S.        43        Chairman of the Board of Directors and Chief      1974       Class III/1999
                                           Executive Officer of the Company

John E. Cox                      45        President and Chief Operating Officer             1997       Class 1/1997
                                           of the Company

Ronald I. Brendzel, J.D.         47        Senior Vice President, General Counsel and        1989       Class II/1998
                                           Secretary of the Company

William E. McKenna               77        General Partner, MCK Investment  Company          1983       Class I/1997

Michael M. Mann, Ph.D.           57        President, Blue Marble Development Group, Inc.    1987       Class II/1998

George H. Stevens                43        President, Belle Haven Marina, Inc.               1989       Class III/1999

Bradford M. Boyd, D.D.S.         46        Dentist, Bradford M. Boyd, D.D.S.                 1995       Class II/1998

     Dr. Baileys is Chairman of the Board of Directors and Chief Executive Officer. He was President from 1981 until March 1997, Chief Executive Officer since May 1995 and Chairman of the Board of Directors since September 1995. He was Chief Operating Officer from 1981 until May 1995. From 1975 until 1981, Dr. Baileys served in a variety of executive and administrative capacities with the Company. Dr. Baileys is also an officer, director and fifty percent (50%) shareholder in the Islas Professional Dental Corporation which operates a dental practice under contract to a subsidiary of the Company. Dr. Baileys is licensed to practice dentistry in the State of California. He is also a member of the Southern California chapter of the Young Presidents' Organization. Dr. Baileys is the brother-in-law of Mr. Brendzel.

     Mr. Cox was appointed President and Chief Operating Officer in March 1997, and was named as a Director of the Company in March 1997. He was Executive
Vice President and Chief Operating Officer from May 1995 to March 1997. From 1985 to 1995, he served in various executive capacities for CIGNA Dental Health, including Vice President, National Sales and Account Services, Western Regional President, Chief Financial Officer and Controller. From 1981 to 1985, Mr. Cox served in various financial capacities for Southeastern Health Services/Prucare-Prudential Insurance Company's group model HMO in Atlanta, Georgia. He is the Company's representative to the National Association of Dental Plans, and served on the Board of the California Association of Dental Health Maintenance Organizations.

     Mr. Brendzel is Senior Vice President, General Counsel, Secretary and a Director of the Company. He was Chief Financial Officer from April 1988 to May 1996, Vice President-Corporate Development from August 1980 to April 1986, and held various executive and administrative positions from July 1978 until August 1980. Mr. Brendzel is a member of the California State Bar and is licensed to practice law in the State of California. He is also a member of the California Knox-Keene Health Care Service Plan Advisory Committee, which assists the California Department of Corporations (the "California Department") in regulating prepaid health care plans, and is the chairman of the Dental Quality of Care Task Force established by the California Department. Mr. Brendzel is also a former member of the Texas Health Maintenance Organization Solvency Surveillance Committee which assists the Texas Department of Insurance in regulating health maintenance organizations.

     Mr. McKenna has been a Director of the Company since September 1983.
Since December 1977, Mr. McKenna has been a general partner of MCK Investment Company, a private investment company. Mr. McKenna was Chairman of the Board of Directors of Technicolor, Inc. from 1970 to 1976 and was formerly Chairman of the Board of Directors and Chief Executive Officer of Hunt Foods & Industries, Inc. and its successor, Norton Simon, Inc. From 1960 to 1967, Mr. McKenna was associated with Litton Industries, Inc. as a Director and in various executive capacities. He is currently a Director of California Amplifier, Inc., Midway Games, Inc., Drexler Technology Company, WMS Industries, Inc. and Williams Hospitality Group, Inc.

     Dr. Mann has been a Director of the Company since May 1987. He is also Chairman, President and Chief Executive Officer of Blue Marble Development Group, Inc., and Chairman of Blue Marble Partners, international corporate development and consulting firms. During the period from September 1987 to July 1988, Dr. Mann was a Senior Consultant of Arthur D. Little, Inc. From August 1986 until September 1987, Dr. Mann was a partner of Mann, Kavanaugh, Chernove & Associates, a business development firm. He was President, Chief Executive Officer and a director of Helionetics, Inc., a defense, energy and signal information processing company, from December 1984 to July 1986, and Executive Vice President from April to December 1984. Dr. Mann is currently the Chairman of the Board of Encompass Technologies Inc., and a Director of Datum, Inc. and Management Technology, Inc.

     Mr. Stevens has been a Director of the Company since May 1989. Since
1982, he has been President of Belle Haven Marina, Inc., a privately held leisure and recreational organization located in Virginia. He is also President of Kingfish Company, a privately held corporation which is engaged in the business of chartering pleasure yachts in the mid Atlantic region. Mr. Stevens is also the owner of Mariner Sailing School located in Virginia. Mr. Stevens' combined organization is the largest operator of recreational vessels in the Washington D.C. area.

     Dr. Boyd has been a Director of the Company since May 1995. He is licensed to practice dentistry in the State of California and since 1983, has been the sole proprietor of Bradford M. Boyd, D.D.S. located in Lancaster, California. Dr. Boyd also is a private investor. He is a member of the American Dental Association, California Dental Association and San Fernando Valley Dental Society. He is also a member of the Board of Directors of High Desert Children's Dental, a charity organization providing free dental services to underprivileged children.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors conducted nine (9) meetings during fiscal year 1996. All of the persons who were Directors of the Company during fiscal year 1996, and who are currently Directors of the Company, attended at least seventy-five percent (75%) of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by the committee on which they served during fiscal year 1996.

Compensation of Directors.

     Directors who were not otherwise employed by the Company were paid an annual fee of $15,000 during fiscal year 1996. Each non-employee Board member, pursuant to the Company's Automatic Option Grant program, received an automatic option grant in November 1996 to purchase 4,000 shares of the Company's common stock under its Stock Option Plan with an exercise price of $19.375 per share, the market price of the common stock on the grant date. Each option has a maximum term of ten (10) years and will become exercisable for all of the option shares upon the optionee's completion of one (1) year of continuous Board of Directors service measured from the grant date.

Audit Committee.

     The Audit Committee is composed of Messrs. McKenna, Stevens, and Drs. Mann and Boyd, and is chaired by Mr. McKenna. The Audit Committee met three (3) times in fiscal year 1996. The functions performed by the Audit Committee included recommendations to the Board of Directors regarding the selection of independent accountants to serve the Company for the ensuing year, reviewing with the independent accountants and management the general scope and results of the Company's annual audit, the fees charged by the independent accountants and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors and for recommending the engagement or discharge of the Company's independent accountants.

Nominating Committee.

     The Nominating Committee consists of Messrs. McKenna, Stevens, and Drs. Mann and Boyd, and is chaired by Dr. Mann. The primary responsibilities of the Nominating Committee are to consider and make recommendations to the full Board of Directors of candidates to serve as Directors of the Company. The Nominating Committee met in March 1997 and recommended William E. McKenna and John E. Cox to serve as Directors of the Company. All members of the Nominating Committee attended this meeting. The Nominating Committee will not consider nominees recommended by stockholders.

Compensation and Stock Option Committee.

     The Company's Compensation and Stock Option Committee is composed of Messrs. McKenna and Stevens, and Drs. Mann and Boyd, and is chaired by Mr. McKenna. All members of this Committee are non-employee directors. The Committee is responsible for reviewing the performance of the officers of the Company and, subject to any existing employment agreements, establishing the annual compensation for all officers, including salary and perquisites. The Committee is also primarily responsible for the administration of the Company's Employee Stock Option Plan. The Compensation and Stock Option Committee met four (4) times during fiscal year 1996.

                              CERTAIN TRANSACTIONS

     On September 30, 1996, the Company sold to Islas Professional Dental Corporation, ("Islas") a dental practice owned by a subsidiary of the Company in the amount of $1,000,000. Steven J. Baileys, D.D.S., the Company's Chairman of the Board of Directors and Chief Executive Officer, owns a fifty percent (50%) interest in Islas, which secured a promissory note from a subsidiary of the Company in the amount of the purchase price. Said note is payable in equal monthly installments over a thirty year period and bears interest at eight and one half percent (8.5%). The dental practice is also under contract to provide services to a subsidiary of the Company. During fiscal year 1996, the Company paid Islas $52,176 under said contract. The sale of the dental practice was reviewed and approved by the independent members of the Board of Directors on September 27, 1996, which took into consideration information provided to it by the Company's independent accountants and outside counsel concerning the value of the dental practice as an ongoing business owned by the Company, contrasted to being owned by an independent dentist, the sale price of dental practices of similar size and scope, and the sale of other dental practices owned by the Company to unrelated parties. The action of the independent members of the Board of Directors in approving the sale of the dental practice was ratified by the full Board of Directors of the Company on September 27, 1996.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the common stock of the Company as of March 28, 1997, by each director, each executive officer named in the Summary Compensation Table below and all current directors and officers as a group. All shares are subject to the named person's sole voting and investment power, except where otherwise indicated.


                                                                     SHARES BENEFICIALLY        APPROXIMATE PERCENT
NAME                                                                      OWNED  (1)                 OF CLASS
----                                                                 -------------------        -------------------
Steven J. Baileys, D.D.S. (2)                                             831,667                      17.6
Ronald I. Brendzel, J.D. (3)                                              174,906                       3.7
John E. Cox (4)                                                            35,000                        +
William E. McKenna (5)                                                     28,500                        +
Michael M. Mann, Ph.D. (6)                                                 21,000                        +
George H. Stevens (7)                                                      16,350                        +
Wayne K. Butts (8)                                                         11,667                        +
Bradford M. Boyd, D.D.S. (9)                                                3,080                        +
Kenneth E. Keating (10)                                                     2,500                        +
All current directors and officers as a group (15 persons)              1,124,670                      23.8
-----------------------------------------------------------
+    Less than one percent (1%).

(1) Some of the stockholders included in this table reside in states having community property laws under which the spouse of a stockholder in whose name securities are registered may be entitled to share in the management of their community property which may include the right to vote or dispose of such shares, and includes options to purchase 326,666 shares of common stock exercisable as of March 28, 1997, or within sixty (60) days thereafter.

(2) The share indicated include options to purchase 186,667 shares of common stock, but does not include 196,021 shares of common stock representing four percent (4%), held in trust for various relatives of Dr. Baileys, for which trusts Dr. Baileys is co-trustee, and 150,000 shares of common stock representing three percent (3%), held by the Alvin and Geraldine Baileys Foundation for which Dr. Baileys is an officer and director, and for both of which Dr. Baileys disclaims beneficial ownership.

(3)  Includes options to purchase 63,333 shares of common stock.

(4)  Includes options to purchase 25,000 shares of common stock.

(5)  Includes options to purchase 21,000 shares of common stock.

(6)  Represents options to purchase 21,000 shares of common stock.

(7)  Includes options to purchase 16,000 shares of common stock.

(8)  Represents options to purchase 11,667 shares of common stock

(9)  Includes options to purchase 2,000 shares of common stock.

(10) Represents options to purchase 2,500 shares of common stock.
--------------------------------------------------

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater than ten percent (10%) beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any late filings during the most recent fiscal year. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the most recent fiscal year, all of these reports were timely filed.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to those persons who, to the Company's knowledge, beneficially owned five percent (5%) or more of the Company's common stock as of March 28, 1997, except with respect to the Baileys Family Trust, T. Rowe Price Associates, Inc., Brinson Partners, Inc. and Massachusetts Financial Services Company, which are stated as of December 31, 1996, based on filings made with the Securities and Exchange Commission. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules and regulations of the Securities and Exchange Commission and generally means the power to vote or dispose of securities regardless of any economic interest therein.

                                            APPROXIMATE AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP (1)       PERCENT OF CLASS
------------------------                    -----------------------------      ----------------
Steven J. Baileys, D.D.S. (2)                         831,667                         17.6
Baileys Family Trust (3)                              807,746                         17.1
T. Rowe Price Associates, Inc. (4)                    413,000                          8.7
Brinson Partners, Inc. (5)                            408,200                          8.7
Massachusetts Financial Services Company (6)          245,700                          5.2
All Principal Stockholders                          2,706,313                         57.4
--------------------------------------------

(1) Except as otherwise stated herein, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and include all shares held of record on March 28, 1997, and shares subject to options outstanding and exercisable within sixty (60) days thereafter.

(2) Steven J. Baileys, D.D.S., an officer and director of the Company, located at 505 North Euclid Street, P. O. Box 3210, Anaheim, California 92803-3210, has sole voting and investment power with respect to the shares indicated. The shares indicated include options to purchase 186,667 shares of common stock, but does not include 196,021 shares of common stock representing four percent (4%), held in trust for various relatives of Dr. Baileys, for which trusts Dr. Baileys is co-trustee, and 150,000 shares of common stock representing three percent (3%), held by the Alvin and Geraldine Baileys Foundation for which Dr. Baileys is an officer and director, and for both of which Dr. Baileys disclaims beneficial ownership.

(3) Baileys Family Trust, located at 25985 Poker Flats Place, Laguna Hills, California 92653 has sole voting and investment power with respect to the shares indicated. A Schedule 13G dated February 13, 1997, was filed with the Securities and Exchange Commission with respect to such shares.

(4) These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc., which owns 385,000 shares of the Company's common stock, and T. Rowe Price Associates, Inc. which owns 28,000 shares of the Company's common stock, representing 8.3% of the shares outstanding, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. A Schedule 13G dated February 14, 1997, was filed with the Securities and Exchange Commission with respect to such shares.

(5) Brinson Partners, Inc. ("BPI"), a wholly owned subsidiary of Brinson Holdings, Inc. ("BHI") and Brinson Trust Company ("BTC"), a wholly owned subsidiary of BPI, 209 South La Salle, Chicago, Illinois 60604-1295 have sole voting and dispositive power of the shares indicated. A Schedule 13G dated February 12, 1997, was filed with the Securities and Exchange Commission with respect to such shares.

(6) Massachusetts Financial Services Company, 500 Boylston Street, Boston, Massachusetts 02116 has sole voting and dispositive power of the shares indicated. A Schedule 13G dated February 12, 1997, was filed with the Securities and Exchange Commission with respect to such shares.
------------------
                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four (4) remaining most highly paid executive officers who received total compensation in excess of $100,000 for the previous years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                                      Long Term Compensation
                                                      Annual Compensation                                     Awards
                                                ---------------------------------------------------------------------------
      Name and Principal Position             Year         Salary($)         Bonus($)    Other($)(3)        Options
---------------------------------------------------------------------------------------------------------------------------
Steven J. Baileys, D.D.S.,                    1996         400,000              *           1,260            25,000
 Chairman of the Board of Directors and       1995         335,703              *           1,260            50,000
 Chief Executive Officer                      1994         300,000            20,000          *                 *

John E. Cox, President and Chief              1996         200,000              *             *              25,000
 Operating Officer (1)                        1995         136,059              *             *              50,000

Ronald I. Brendzel, J.D., Senior              1996         185,000              *             900            10,000
 Vice President, General Counsel              1995         152,598              *             900             5,000
 and Secretary                                1994         152,004            10,000          *                 *

Kenneth E. Keating, Vice President-Guards     1996         170,823              *             *               7,500

 Dental Operations (2)                        1995          88,220              *             *                 *

Wayne K. Butts, Senior Vice                   1996         125,000              *             184            10,000
 President-Regional Operations                1995         125,000              *             184             5,000
                                              1994          95,000            2,500           *                 *
----------------------------------------

*   None.

(1)  Joined the Company on May 25, 1995.

(2)  Joined the Company on August 7, 1995.

(3) Represents premiums paid for life insurance policies for the named individuals.
_______________________

       EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS


     The Company has written employment agreements with Steven J. Baileys, D.D.S., John E. Cox, Ronald I. Brendzel, J.D., Wayne K. Butts and Herb J. Kaufman, D.D.S. The employment agreements for Dr. Baileys, Mr. Cox, Mr. Brendzel and Mr. Butts are for a term through May 31, 2000, and provide for an annual salary of $400,000, $275,000, $185,000 and $125,000, respectively. The employment agreement for Dr. Kaufman is for a term through January 5, 2002, and provides for an annual salary of $155,000. The Company may terminate the agreements for cause. The employee may terminate his agreement for any reason. Should there be a change in control of the Company in that more than fifty percent (50%) of the Company's then outstanding common stock is purchased by a then non-existing stockholder, and newly elected Directors constitute a majority of the Company's Board of Directors, the employee may terminate his employment. In such event, the Company would be obligated to pay Dr. Baileys, Mr. Cox and Mr. Brendzel an amount equal to three (3) times, and in the case of Mr. Butts and Dr. Kaufman, one (1) times the employee's then current salary and bonus, paid on or before the fifth (5th) day following such change in control, along with the continuance of all employee benefits for the length of the employment agreement.

                                 STOCK OPTIONS

     The following table contains information concerning the grant of stock options during the fiscal year ended December 31, 1996, to the named executives:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      Potential Realizable Value at
                                                                                                      Assumed Annual Rates of Stock
                                                                                                            Price Appreciation
                                          Individual Grants                                                 for Option Term(2)
------------------------------------------------------------------------------------------------------------------------------------

                                                           Percent of
                                    Number of                Total
                                    Securities            Options/SARs
                                    Underlying             Granted to      Exercise or
                                   Options/SARs            Employees        Base Price     Expiration
Name                               Granted(#)(1)          in Fiscal Year    ($/Share)        Date          5%($)          10%($)
-----------------------------------------------------------------------------------------------------------------------------------
Steven J. Baileys, D.D.S.              25,000                 18.9            17.325        3/22/01      208,252         588,161
John E. Cox                            25,000                 18.9             15.75        3/22/06      247,621         627,536
Ronald I. Brendzel, J.D.               10,000                  7.6             15.75        3/22/06       99,051         251,014
Wayne K. Butts                         10,000                  7.6             15.75        3/22/06       99,051         251,014
Kenneth E. Keating                      7,500                  5.7             15.75        3/22/06       74,288         188,261
---------------------

*  None.

(1) All options were granted under the Company's Stock Option Plan. The options described in this column vest in equal one-third (1/3) amounts over a three (3) year period following the date of grant. Unvested options terminate upon the employee's termination, for any reason.

(2) Potential realizable value is based on an assumption that the market price of the stock of $17.50 as of December 31, 1996, appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's common stock.

                         OPTION EXERCISES AND HOLDINGS

     The following information is with respect to the named executive officers and indicated groups concerning the exercise of options during fiscal year December 31, 1996, and unexercised options held as of December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES


                                      Shares                          Number of Securities                Value of
                                     Acquired          Value         Underlying Unexercised       Unexercised In-the-Money
             Name                 on Exercise(#)    Realized($)      Options at FY-End(#)       Options at FY-End($)(1)(2)
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Exercisable   Unexercisable   Exercisable   Unexercisable
                                                                   -----------   -------------   -----------   -------------
Steven J. Baileys, D.D.S.               *                *           178,333         41,667       1,653,092        257,708
John E. Cox                             *                *            16,667         58,333         120,833        285,417
Ronald I. Brendzel, J.D.                *                *            63,333          1,667         540,367         45,833
Wayne K. Butts                        5,000            26,875          8,333         11,667          50,417         45,833
Kenneth E. Keating                      *                *               *            7,500            *            13,125
All current executive
  officers as a group
  (12 persons)                        5,000            26,875        267,333        135,167       2,367,542        678,083
All current directors who
  are not executive officers
  as a group (4 persons)                *                *            60,000         16,000         614,000           *
All employees who are
  not executive officers as
  a group (20 persons)                6,996            49,646          7,776         21,850          39,932         42,251
-------------------------------
*    None.

(1) Assumes a price per share of $17.50 as of December 31, 1996. Gains are reported net of the option exercise price but before any taxes associated with exercise. Actual gains, if any, on stock option exercises are dependent on future performance of the common stock, as well as the optionee's continued employment throughout the vesting period.

(2) No stock appreciation rights were outstanding at the end of the 1996 fiscal year or exercised during that year.

  REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Philosophy.

     The Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") consists of four (4) independent directors who are neither employees nor officers of the Company. The Committee reviews the Company's executive compensation program and policies, determines the compensation of the Company's Chief Executive Officer ("CEO"), and reviews and approves the CEO's recommendations for the compensation of the other senior executive officers of the Company.

     The Committee's philosophy regarding compensation of the Company's senior management is to link rewards to financial and operational performance, to encourage creation of stockholder value and to achieve the Company's strategic goals and objectives. Through its executive compensation policies, the Committee seeks to attract, retain and motivate highly qualified executives who will contribute to the Company's success. Thus, the Committee believes the Company's compensation arrangements must remain competitive with those offered by other companies of similar size and scope of operations, including other publicly-held managed dental care organizations. To achieve these goals, the executive compensation program consists of three (3) primary components which, taken together, constitute a flexible and balanced method of establishing total compensation for senior management. These components are: (i) base salary which reflects individual performance and contribution to the Company, (ii) discretionary annual bonus awards payable in cash and tied to the Company's achievement of financial targets, and (iii) long-term stock based incentive awards designed to strengthen the mutuality of interests between the Executive Officers and the Company's stockholders. Option grants to Executive Officers are made under the Company's Stock Option Plan by the Committee.

Cash Based Compensation.

     Salary. Consistent with the Company's position, the Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. Salary decisions are based on an annual review with the CEO, considering the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents, subject to existing employment agreements. During 1996, the Committee determined that the salary of the CEO and the four (4) other most highly compensated individuals will remain unchanged for 1997.

     The cash salary of each of the other Executive Officers is determined by the individual's performance and past and potential contributions to the Company. This particular component of executive compensation is not affected to any significant extent by the Company performance factors. However, the Committee believes that the Company's use of stock options as the main supplement to base salary results in the compensation of its Executive Officers and other key employees being related to the Company's performance.

     The Committee did not provide for any qualifying compensation to be paid to any Executive Officer for deductibility under Section 162(m) of the Internal Revenue Code for 1996. The Committee has not provided for such qualifying compensation and does not intend to provide for such qualifying compensation to its Executive Officers in the foreseeable future.

     Bonuses. The Committee has in the past and may in the future, authorize the payment of discretionary bonus compensation based upon an assessment of an individual's exceptional contributions to the Company. Bonuses are based upon the overall achievement in increasing the Company's revenue, its level of profitability and increasing the number of members covered by the benefit plans provided by the Company. In 1996, the Committee did not authorize any bonus to be paid to any Executive Officer.

     As a general matter, the Committee endorses the philosophy that executive compensation should reflect company performance. The Company, to date, has not yet adopted any compensation plans which are tied directly to Company performance by formula.

Equity Based Compensation.

     The Executive Officers have, from time to time, received option grants under the Company's Stock Option Plan. The purpose of this plan is to provide such individuals with additional incentives to maximize stockholder value. The Stock Option Plan also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The size of the option grant to each Executive Officer is set at a level which is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company and may also be based in part upon Company performance factors such as earnings per share and revenue growth. However, the extent to which these latter factors are taken into consideration will vary from individual to individual at the Committee's sole discretion. In 1996, the Committee granted stock options to Executive Officers as listed in the previous table.

Chief Executive Officer Compensation.

     The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the Company's Executive Officers, subject to an existing employment agreement. The Committee considers both the Company's overall performance and the Chief Executive Officer's individual performance. Bonuses for the Chief Executive Officer are based upon the overall achievements in increasing the Company's revenue, its level of profitability, and increasing the number of members covered by the benefit plans provided by the Company. In 1996, the Company did not pay the Chief Executive Officer a bonus. Dr. Baileys' salary was determined based on an analysis of salaries paid by peer companies and on Dr. Baileys' knowledge, experience and individual performance.

     The forgoing report has been furnished by the Compensation and Stock Option Committee of the Board of Directors of the Company.

     William E. McKenna, Chairman, Michael M. Mann, Ph.D., George H. Stevens and Bradford M. Boyd, D.D.S.

 COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The following persons served on the Compensation and Stock Option Committee of the Company's Board of Directors during fiscal year 1996: William E. McKenna, Michael M. Mann, Ph.D., George H Stevens and Bradford M. Boyd, D.D.S. None of these persons is a current or former officer or employee of the Company. There are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation and Stock Option Committee.

                               PERFORMANCE GRAPH


     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on stock with: (i) the cumulative total return of the NASDAQ market index, and (ii) the cumulative total return of the National Association of Securities Dealers Health Services Industry Index over the five (5) year period from January 1, 1992 through December 31, 1996.

                         [THE STOCK PERFORMANCE GRAPH]



    LABELS                      SFGD          NASDAQ     HEALTHSRVC
--------------------         ----------     ---------    ----------
Measurement Pt- 1991             100            100           100
FYE  1992                      104.0          116.4         103.6
FYE  1993                      146.7          133.6         119.5
FYE  1994                       98.7          130.6         128.2
FYE  1995                      124.0          184.7         162.9
FYE  1996                      186.7          227.2         163.1

     The graph shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  PROPOSAL NO. 2 - APPROVAL OF AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN

General Description

     The Employee Stock Option Plan (the "Option Plan") was originally adopted by the Board of Directors on April 25, 1984, and approved by the stockholders on May 22, 1984. An amended Employee Stock Option Plan was approved by the stockholders on May 26, 1993. On February 7, 1997, the Board of Directors amended the Option Plan, subject to stockholder approval at the 1997 Annual Meeting. The Option Plan as so amended will effect the following principal changes to the Option Plan as last approved by the stockholders:

          (i) increase the number of shares issuable over the term of the Option Plan from 1,200,000 shares of Common Stock to 1,700,000 shares of Common Stock;

          (ii) extend the term of the Option Plan from December 31, 2002 to December 31, 2006; and

          (iii) make certain technical revisions in order to facilitate plan administration and plan interpretation.

     The 500,000-share increase will enable the Company to continue to provide equity incentives to employees (including officers and directors) and non-employee Board members who provide valuable services to the Company and thereby allow such individuals to share in the success of the Company. The number of shares of Common Stock reserved for issuance under the Option Plan was originally fixed at 750,000 shares in September 1983, was increased to 1,200,000 in 1993, and was increased to 1,700,000 in February 1997. No option granted on the basis of the new share increase will become exercisable unless the Company's stockholders approve the Amended Option Plan at the 1997 Annual Meeting.

     The terms and provisions of the Option Plan as amended on February 7, 1997, are summarized below. This summary, however, does not purport to be a complete description of the Option Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of the Company at the Company's executive offices.

Structure of Option Plan

     The Option Plan is divided into two (2) separate components;

          (i) the Discretionary Option Grant Program pursuant to which employees (including employee Directors and officers) may, at the discretion of the Committee administering the Option Plan, be granted options to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of the option shares on the grant date; and

          (ii) the Automatic Option Grant Program pursuant to which option grants are made at periodic intervals to certain non-employee Board members to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of the option share on the grant date.

     The options granted under the Discretionary Option Grant Program may be either incentive stock options ("Incentive Options") designed to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code or non-statutory options which are not entitled to such treatment. All grants under the Automatic Option Grant Program are non-statutory options.

Issuable Shares

     Assuming stockholder approval of the 500,000-share increase at the 1997 Annual Meeting, 1,700,000 shares of the Company's Common Stock will be authorized for issuance over the term of the Option Plan, subject to periodic adjustment in the event of certain changes to the Company's capital structure. Such shares may be made available from newly-issued shares of the Company's Common Stock or from shares repurchased by the Company, including shares purchased on the open market.

     As of March 28, 1997, there were 522,742 shares of the Company's Common Stock issued under the Option Plan, 661,017 shares were subject to outstanding options with an average exercise price of $10.59 per share, and 18,325 shares of the Company's Common Stock/1/ were reserved for future option grants, exclusive of the proposed 500,000-share increase. As of March 28, 1997, no options had been granted on the basis of the proposed 500,000-share increase.

     The shares of the Company's Common Stock subject to any outstanding options which expire or terminate prior to exercise (including options canceled in accordance with the cancellation-regrant provisions described in the "Cancellation/Regrant" section below) may become the subject of subsequent grants under the Option Plan.

Administration

     The Discretionary Option Grant Program is administered by the Compensation and Stock Option Committee (the "Committee"). The Committee is comprised of two
(2) or more Directors who are appointed by the Board of Directors and qualify as "Non-employee Directors" within the meaning of Rule 16b-3 promulgated pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended.

     The Committee has, within the scope of its jurisdiction under the Option Plan, complete discretion to determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the status of any granted option as either an Incentive Option or a non-statutory option, the vesting schedule, if any, to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Eligibility

     Options may be granted to individuals who are officers and other key employees of the Company or any of its present or future subsidiaries (as defined in Section 424(f) of the Internal Revenue Code). Non-employee members of the Board are only eligible to participate in the Automatic Option Grant Program. As of March 28, 1997, approximately twenty-seven (27) individuals (including eleven [11] executive officers) were eligible to participate in the Option Plan, and four (4) non-employee Board members were eligible to receive option grants under the Automatic Option Grant Program.

Option Terms

     The option exercise price must be at least one hundred percent (100%) of the fair market value of the option shares on the grant date, and no option may have a maximum term in excess of ten (10) years. In consideration of the option grant, the optionee must execute a written stock option agreement agreeing, among other things, to remain in the Company's employ for at least one (1) year from the date the option is granted. The option may not be exercised during the one-year (1) period following the grant date. Thereafter, the option will become exercisable at such times and in such installments (which may be cumulative) as the Committee establishes as part of the terms of that option. The Committee has the discretionary authority to accelerate, in whole or in part, the time or times at which an option become exercisable and may exercise that discretion at any time while the option remains outstanding prior to the optionee's termination of employment.

     Options may be exercised in installments in such amounts (which need not be equal) and at such times as are specified in the option agreement. To exercise an option, the holder thereof must deliver to the Company a written notice of exercise, together with full payment of the exercise price of the shares as to which the option is being exercised. The option price is generally payable in cash or in shares of the Company's Common Stock and may also be paid through a same-day sale program, pursuant to which the purchased shares are immediately sold and a portion of the sale proceeds are applied to the payment of the purchase price.

     No option may be assigned or transferred by the optionee except upon death and, during the lifetime of the optionee, the option may be exercised only by him. No optionee will have any stockholder rights with respect to the option shares until that individual has exercised the option and paid the option price in full for the purchased shares.



---------------------------
/1/ The number of shares available for future option grant will be increased by the number of shares subject to currently outstanding options which terminate or expire prior to exercise and will be adjusted in the event of certain changes to the Company's capital structure.

     In general, an option may not be exercised more than ninety (90) days or six (6) months after the date the optionee's employment terminates by reason of death or disability, respectively, or more than thirty (30) days after the date the optionee's employment terminates for any reason. Options granted to individuals whose employment is terminated for cause will expire immediately on the termination date. The Committee has the authority to extend the period of time for which one (1) or more options may remain outstanding after the optionee's termination of employment from the limited periods specified above to such longer period as the Committee, in its discretion, may deem appropriate under the circumstances. However, in no event may the period of exercise for an outstanding option be extended beyond the specified expiration date of the option term.

Valuation

     For purposes of establishing the option exercise price and for all other valuation purposes under the Option Plan, the fair market value per share of the company's Common Stock on any relevant date will be the closing selling price per share on such date, as quoted on the NASDAQ National Market System. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value. On March 28, 1997, the fair market value per share of the Company's Common Stock was $12.50.

Acceleration of Options

     The Committee has the discretionary authority to provide, either at the time of the option grant or at any time while the option remains outstanding, that the option will automatically accelerate and become immediately exercisable for all of the shares of Common Stock at the time subject to that option should there occur any "Change of Control" of the Company. The Committee may also provide that following the consummation of such Change of Control, each outstanding option under the Option Plan will terminate and cease to be exercisable, except to the extent assumed by the successor entity.

     A Change of Control will be deemed to occur upon:

             (i) the merger or consolidation of the Company into another corporation, or

             (ii) the sale or other disposition of all or substantially all of the Company's assets, or

             (iii) the sale of eighty percent (80%) or more of the Company's outstanding voting stock, or

             (iv) the dissolution or liquidation of the Company.

     The acceleration of options under the Option Plan upon such a Change of Control may be seen as an anti-takeover provision and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

Cancellation/Regrant

     The Committee has the authority to effect, from time to time, the cancellation of outstanding options under the Discretionary Option Grant Program in return for the grant of new options for the same or different number of option shares with an exercise price per share equal to the fair market value of the Company's Common Stock on the new grant date. However, it is anticipated that the fair market value exercise price in effect under the new grant will in all instances be less than the exercise price in effect under the canceled option.

Automatic Option Grant Program

     In November of each year, each individual who (i) was at that time serving as a non-employee Board member and (ii) was not previously in the employ of the Company, is automatically granted an option to purchase 4,000 shares of the Company's Common Stock. Accordingly, in November 1996, each of the four (4) current non-employee Board members received such a grant with an exercise price of $19.375 per share. There is no limit on the number of such additional 4,000-share option grants any one (1) non-employee Board member may receive over his period of Board service. However, no non-employee Board member will be eligible to receive such an automatic option grant if he has previously been in the Company's employ.

     Each option grant under the automatic grant program is subject to the following additional terms and conditions:

               (i) Each option will have an exercise price equal to one hundred percent (100%) of the market price of the Common Stock on the automatic grant date and will have a maximum term of ten (10) years, measured from such grant date, subject to earlier termination upon the optionee's cessation of Board service.

               (ii) Each option will become exercisable in full upon the optionee's completion of one (1) year of Board service measured from the grant date.

               (iii) Each outstanding option under the Automatic Option Grant Program will automatically accelerate and become exercisable for all of the shares of Common Stock at the time subject to that option upon the acquisition of the Company by merger or asset sale or upon the liquidation or dissolution of the Company.

               (iv) Upon the occurrence of a hostile take-over, whether pursuant to a successful tender offer for more than eighty percent (80%) of the Company's outstanding voting securities, each outstanding option will become fully exercisable for all of the shares of Common Stock at the time subject to that option.

               (v) Should a Board member cease service as a Board member for any reason while holding options granted under the Automatic Option Grant Program, such options not exercised shall terminate as of such date.

               (vi) The remaining terms and conditions of each automatic option grant will be substantially the same as those in effect for grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

Change in Capital Structure

     In the event any change is made to the Common Stock issuable under the Option Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option and (iii) the number and/or class of securities per non-employee Board member for which option grants will subsequently be made under the Automatic Option Grant Program.

     If the Company is the surviving corporation in any merger or consolidation, each continuing option will pertain and apply to the number and class of securities which a holder of the number of shares subject to the option right would have been entitled to receive in the consummation of such merger or consolidation.

Amendment and Termination of the Plan

     The Board may amend or modify the Stock Plan at any time; however, no such amendment may, without the approval of the Company's stockholders, (i) materially increase the benefits accruing to optionees or modify the class of individuals eligible for option grants or (ii) materially increase the number of shares available for issuance, except in the event of certain changes to the Company's capital structure. Amendments to the Automatic Option Grant Program may not be made at intervals more frequently than once every six (6) months, except in certain limited circumstances. The Option Plan will terminate on December 31, 2006, unless sooner terminated by the Board.

Federal Tax Consequences

     Options granted under the Option Plan may be either Incentive Options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two (2) types of options differs as follows:

     INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal income tax purposes, dispositions are divided into two (2) categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two
(2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two (2) holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. An additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the Company's taxable year in which such ordinary income is recognized by the optionee.

Stockholder Approval

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the 1997 Annual Meeting is required to approve the Amended Stock Option Plan. In the event such stockholder approval is not obtained, any options granted on the basis of the 500,000-share increase will terminate, no further option grants will be made on the basis of that increase, and the term of the Option Plan will expire on December 31, 2002. Since the Amended Stock Option Plan is designed as an integral part of the Company's efforts to attract and retain the services of highly-qualified individuals, the Board of Directors recommends a vote FOR approval of the Amended Stock Option Plan.

         PROVISIONS OF THE COMPANY'S BYLAWS WITH ANTI-TAKEOVER EFFECTS

     The Company's Bylaws currently contain certain provisions that may have an anti-takeover effect. These Bylaws provisions were adopted in march 1996 in an attempt to increase stockholder value by encouraging negotiations with the company by potential acquirors and providing stockholders with adequate time and information within which to make decisions. Each of the applicable Bylaws provisions are discussed below. The description is only a summary and is qualified in its entirety by reference to the text of those provisions, which will be provided to any stockholder upon written request to the Company.

Notice of Stockholder Business and Nominations.

     Article II, Section 2.13 of the Bylaws, as amended, requires that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at the Annual Meeting of Stockholders: (a) pursuant to the Company's Notice of Meeting, (b) by or at the discretion of the Board of Directors, or (c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice who is entitled to vote and complies with the notice provisions of the Bylaws. Timely notice must be given. To be timely, a stockholder's notice must be delivered to the Company not later than the close of business on the sixtieth (60th) day and no earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting, except that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely, must be delivered no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must specify each person whom the stockholder proposes to nominate for election as a director and all information required pursuant to Regulation 14a under the Securities Exchange Act of 1934, as amended; a brief description of any business desired to be brought before the meeting and such additional stockholder information including, on whose behalf the nomination or proposal is made, the name and address of each such stockholder as they appear on the Company's books and records, and the class and number of shares of the Company which are beneficially and of record owned by each such stockholder. Article VIII,
Section 8.5 of the Bylaws, provides that the Bylaws may be adopted, repealed, rescinded, altered or amended only as provided in the Company's Certificate of Incorporation. Article Fifth of the Company's Restated Certificate of Incorporation provides that this Bylaws Section may not be amended without an affirmative vote of at least seventy-five percent (75%) of the directors, or the approval of at least sixty-six and two/thirds percent (66 2/3%) of the outstanding stock of the Company entitled to vote.

     The Board of Directors believes that advanced notice of nominations by stockholders provides the Company with an opportunity to consider the qualifications of the proposed nominees, and to the extent deemed necessary or desirable by the Board of Directors, provides an opportunity to inform stockholders about these qualifications. This notice requirement may have the effect of precluding the nomination of a person for election to the Board of Directors at a particular meeting, if the proper procedures are not followed; and may discourage or deter a stockholder from conducting a solicitation of proxies to elect its own directors or otherwise attempting to obtain control of the Company if that stockholder does not desire to provide the advance notice required.

VACANCIES, ADDITIONAL DIRECTORSHIPS AND REMOVAL OF DIRECTORS.

     Article III, Sections 3.5 and 3.6 of the Bylaws, describe how vacancies on the Company's Board of Directors are filled, how additional directorships are created, and how directors may be removed from office. Article Fifth of the Company's Restated Certificate of Incorporation provides that any Bylaws amendment increasing or reducing the authorized number of directors or otherwise amending or altering the classified nature of the Board of Directors, shall require an affirmative vote of at least seventy-five percent (75%) of the directors, or the approval of at least sixty-six and two/thirds percent (66 2/3%) of the outstanding stock of the Company entitled to vote. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation or removal, shall be filled solely by an affirmative vote of the majority of the remaining directors then in office, regardless of their class, even though less than a quorum of the Board of Directors. A director elected shall hold office for the remainder of the full term.

     The purpose of these Bylaws sections is to allow for the orderly election of new directors in the case of an increase in the number of members of the Board of Directors, or as a result of the death, resignation or removal of an existing director. This provision may arguably have an anti-takeover effect by limiting the number of directors which may be added or appointed to the Board of Directors in that seventy-five percent (75%) of the directors must be in concurrence with the selection, and not a simple majority.

Classified Board.

     Article III, Section 3.3 of the Bylaws, specifies that there be a classified board which provides that only a specified portion of the Board of Directors is to be elected each year. Article Sixth of the Company's Restated Certificate of Incorporation provides for a classified board stating that the Board of Directors shall be divided equally into three (3) classes with the members of each class being elected every third year. Article Fifth of the Company's Restated Certificate of Incorporation provides that this Bylaws Section may not be amended without an affirmative vote of at least seventy-five percent (75%) of the directors, or the approval of at least sixty-six and two/thirds percent (66 2/3%) of the outstanding stock of the Company entitled to vote.

     The purpose of this Bylaws Section is to create sufficient flexibility in determining the number of directors, and the manner in which such directors are elected. This provision may arguably have an anti-takeover effect by limiting the number of directors that may be replaced at any Annual Meeting of Stockholders.

Procedures Concerning Amendments to Bylaws.

     Article VIII, Section 8.5 of the Bylaws, provides that the Bylaws of the Company may be adopted, repealed, rescinded, altered or amended only in the manner set forth in the company's certificate of incorporation. Article Fifth of the Restated Certificate of Incorporation provides that the Board of Directors may make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the Company, provided however, any Bylaws amendment adopted by the Board of Directors increasing or reducing the authorized number of directors or otherwise amending or altering the classified nature of the Board of Directors, shall require a resolution adopted by an affirmative vote of not less than seventy-five percent (75%) of the directors. Additionally, new bylaws may be adopted, or the Bylaws may be amended or repealed by a vote of not less than sixty-six and two/thirds percent (66 2/3%) of the outstanding stock of the Company entitled to vote thereon. Article Seventh of the Company's Restated Certificate of Incorporation prohibits any stockholder action from being taken except at an annual or special meeting of stockholders. No stockholder action may be taken by written consent.

     The Board of Directors believes these provisions provide the Board of Directors with an opportunity to consider the merits of any proposed amendments to the Bylaws and to the extent necessary or desirable, provide an opportunity to inform all stockholders about the proposed amendments. These provisions may also discourage potential acquirors of the Company from attempting to amend the Company's Bylaws to facilitate an acquisition. This may deter an attempt to obtain control of the Company and could thereby deprive stockholders of possible opportunities to realize premiums for their shares.

Potential Anti-Takeover Effects of Authorized and Unissued Shares of Preferred Stock.

     Under the Company's Certificate of Incorporation, the Board of Directors has the authority to provide by resolution for the issuance of shares of one (1) or more series of preferred stock, and to establish the terms and conditions of each series of preferred stock. One (1) such action was the adoption by the Board of Directors of a Stockholder Rights Plan which provides for the issuance of preferred stock representing specified Rights, as specified in the Stockholder Rights Plan more particularly described in the Company's 1996 Annual Report on Form 10-K.

     The Company believes that the availability of preferred stock will provide the Company with increased flexibility to facilitate possible future financings and acquisitions and to meet other corporate needs that might arise. The authorized shares of preferred stock, will be available for issuance without the expense and delay of stockholder actions, unless stockholder action is required by applicable law or the rules of NASDAQ or any other stock exchange on which any class of stock of the Company may then be quoted or listed. However, the Company may determine at that time to forego any stockholder vote required by NASDAQ or another stock exchange organization and allow the Company's stock to be removed from trading on NASDAQ or from another stock exchange.

     The Board of Directors has the power to approve the issuance of a series of preferred stock with terms that could either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights to enable the holder to block business combinations. In addition, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied. The Board of Directors will make any determination regarding issuance of additional shares based on its judgment as to the best interests of its stockholders, customers, employees or other constituencies.

                             FINANCIAL STATEMENTS

     The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 1996, are included in the Company's 1996 Annual Report, which was mailed concurrently with this proxy statement to all stockholders of record as of March 28, 1997. Additional copies of the 1996 Annual Report along with the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission are available without charge upon request. Such requests should be directed to Secretary, Safeguard Health Enterprises, Inc., 505 North Euclid Street, P.O. Box 3210, Anaheim, California 92803-3210, or by telephone, (714) 778-1005, or by fax, (714) 758-4383.

                            INDEPENDENT ACCOUNTANTS

     The Company's financial statements for the fiscal year ended December 31, 1996, have been audited by the independent accounting firm of Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The selection of independent accountants for the current year will be made by the Board of Directors upon the recommendation of the Audit Committee, consistent with its past practice of selecting independent accountants during the latter part of the Company's fiscal year. The Board of Directors believes that it appropriately represents the stockholders' interest in this matter.

     In connection with its annual audit of the Company's financial statements for the fiscal years ended December 31, 1995 and 1996, there have been no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in their reports on the financial statements for such years. The opinion of Deloitte & Touche LLP for the fiscal years ended December 31, 1995 and 1996, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified in anyway.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for presentation at the 1998 Annual Meeting of Stockholders and to be considered for inclusion in next year's proxy statement must be received at the Company's principal executive offices on or before December 20, 1997.

                                 OTHER MATTERS

     The Company is not aware of any matters that may come before the Annual Meeting other than those referred to in the notice of Annual Meeting of Stockholders. if any other matters shall properly come before the meeting, the persons named in the accompanying proxy form intend to vote thereon in accordance with their best judgment.


     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.



                                  BY ORDER OF THE BOARD OF DIRECTORS,

                                  RONALD I. BRENDZEL
                                  Secretary



APRIL 18, 1997
ANAHEIM, CALIFORNIA

        This Proxy is Solicited on Behalf of the Board of Directors of

                      SAFEGUARD HEALTH ENTERPRISES, INC.

     Steven J. Baileys, D.D.S., and/or Ronald I. Brendzel are hereby appointed as proxies of the undersigned, with full power of substitution, and authorized to represent and vote all shares of Common Stock of SAFEGUARD HEALTH ENTERPRISES, INC. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders on Thursday, May 22, 1997 and at the adjournments or postponements thereof.

     IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR PROPOSALS 1, 2, AND 3.

                    PLEASE COMPLETE, DATE, SIGN AND RETURN
                           IN THE ENCLOSED ENVELOPE

                        (TO BE SIGNED ON REVERSE SIDE)

                                                               SEE REVERSE SIDE

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.

1. To elect two Class I directors to serve for a three-year term expiring in 2000 and until their respective successors are duly qualified and elected.

    FOR ALL NOMINEES     WITHHOLD AUTHORITY  NOMINEES:  William E. McKenna
                         FOR ALL NOMINEES               John E. Cox

        [_]                     [_]

    For, except withheld from the following nominee(s)

    --------------------------------------------------

2. To approve an amendment to the Company's Stock Option Plan to provide for a 500,000 share increase in the number of shares of Common Stock issuable thereunder, and the extension of the term of such plan through December 31, 2006.

           FOR              AGAINST                ABSTAIN

           [_]                [_]                    [_]

3. To transact such other business as may properly come before the meeting or any adjournments thereof.


Signature(s):                                                Date:
             ----------------------------------------------       ------------

Signature(s):                                                Date:
             ----------------------------------------------       ------------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF THE STOCK IS ISSUED IN THE NAMES OF TWO OR MORE PERSONS, EACH OF THEM SHOULD SIGN THE PROXY. IF THE PROXY IS EXECUTED BY A CORPORATION, IT SHOULD BE SIGNED IN THE CORPORATION'S NAME BY AN AUTHORIZED OFFICER.